MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

NEW JERSEY MUNICIPAL BOND FUND

SERIES #5

FILE # 811-4375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
3/28/2005	Puerto Rico Electric Power Auth 5% 7/1/25 - 7/1/30	1,000,000	993,450,000

JP Morgan

Merrill Lynch

Morgan Stanley

Banc of America Securities

Citigroup

Goldman, Sachs & Co

Lehman Brothers

Raymond James & Associates

Ramirez & Co

UBS Financial Services

Wachovia Bank, National Assoc

6/29/2005	NJ Health Care RWJ Hamilton 4.50%, 5% 7/1/25, 29, 35	1,040,000	65,375,000	Wachovia Bank, National Assoc Advest, Inc Loop Capital Merrill Lynch